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                                                                    EXHIBIT 10.4




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                                 PUT AGREEMENT


                 DELIVERED TO:          THE BOARD OF TRUSTEES
                                        OF THE POLICEMEN
                                        AND FIREMEN RETIREMENT SYSTEM OF THE
                                        CITY OF DETROIT

                 BY:                    MCA FINANCIAL CORP.

                 DATE:                  JULY 18, 1996



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                                 PUT AGREEMENT

         THIS PUT AGREEMENT (hereinafter, together with all amendments and modifications, and extensions hereto, and restatements thereof is hereinafter referred to as "Agreement") dated this 18th day of July, 1996 by and between MCA Financial Corp., a Michigan corporation (hereinafter referred to as the "Company"), with an address at 23999 Northwestern Highway, Suite 230, Southfield, Michigan 48075, and The Board of Trustees of the Policemen and Firemen Retirement System of the City of Detroit (hereinafter referred to as the "Fund"), with an address at 908 City-County Building, Detroit, Michigan 48226.

         WHEREAS, the Company and the Fund, have entered into a Stock Purchase Agreement dated of even date herewith pursuant to which, among other things, the Fund acquired the Existing Shares (as therein defined), and the rights to acquire the Additional Shares (as therein defined).


         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.      DEFINITIONS:

                 In this Agreement, the following words, phrases, and expressions shall have the respective meanings attributed to them:

                 1.1. "BOOK VALUE" shall mean the book value of the Company reflected on the Financial Statements referenced herein, including market value of assets not included in such Financial Statements.

                 1.2. "CLOSING DATE" shall mean the date no later than the Thirtieth (30th) calendar day after the date of delivery of a Put Notice.

                 1.3. "COMMON STOCK" shall have the meaning set forth in the Stock Purchase Agreement.

                 1.4. "EARNINGS" shall mean net income of the Company excluding interest expense and federal income taxes, as determined by the Applicable Financial Statements, provided however in determining the amount of the interest expense so excluded,
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interest expense directly attributable to warehoused loans and land contracts may be offset by interest earned on such loans and land contracts, but the amount of such offset may not exceed the total interest expense directly attributable to warehoused loans and land contracts.





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                 1.5.     "FINANCIAL STATEMENTS" shall mean the Company's
consolidated (with all subsidiaries now or hereafter existing) balance sheet as of a specified date, and related statements of income, cash flows and changes in stockholders equity for the period then ended, prepared in accordance with GAAP.

                 1.6. "FISCAL YEAR" shall mean the Company's, fiscal year for financial accounting purposes, each of which ends on January 31.

                 1.7. "FULLY DILUTED BASIS" shall mean Fully Diluted Basis (as defined in the Stock Purchase Agreement)

                 1.8. "GAAP" shall mean at any particular time, generally accepted accounting principles as in effect at such time, applied on a consistent basis with past practices commencing with the Financial Statements ending as of the Fiscal Year ended January 31, 1996.

                 1.9.     INTENTIONALLY OMITTED

                 1.10. "OPENING DAY BOOK VALUE" shall mean Two Hundred Eighty-Five Thousand Eight Hundred Sixty-Seven ($285,867.00) Dollars.

                 1.11. "PUBLIC OFFERING" shall mean a firm commitment underwritten sale to the public by the Company pursuant to an effective registration statement under the Securities Act of 1933, (a) of a number of shares of its Common Stock which, when added to any other outstanding shares of Common Stock then eligible for public trading without registration or other restriction under the Securities Act, constitute at least 30% of the number of shares of Common Stock outstanding, on a Fully-Diluted Basis, after completion of such offering, and (b) for an aggregate offering price (before payment of underwriters, or brokers, commissions or discounts and the expenses of the offering) which, when added to the aggregate offering price received by the Company from all other offerings of its Common Stock pursuant to effective Securities Act registration statements, equals not less than $10 million.

                 1.12. "PERSON" shall mean any individual, sole proprietorship, general or limited partnership, joint venture,





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trust, unincorporated organization, association, corporation, public authority, or any other entity.

                 1.13. "PREFERRED STOCK" shall have the meaning set forth in the Stock Purchase Agreement.

                 1.14. "PURCHASE PRICE" shall mean the greatest sum determined in accordance with Section 3 of this Agreement.

                 1.15.    "PUT DATE" shall mean:

                  (a)     August 1, 2006; or

                  (b) the date of a Matured Event of Default, [as defined in a Loan and Financing Agreement among the Company, MCA Mortgage Corporation, Mortgage Corporation of America, Mortgage Corporation of America, Inc., MCA Realty Corporation, Complete Financial Corp. and Securities Corporation of America (as Borrowers) and the Fund (as Lender) dated of even date herewith, as the same may be amended, modified, extended, or restated, from time to time].

                 1.16. "PUT NOTICE" shall mean a written notice from the Fund to the Company demanding that the Company purchase all the Shares on the Closing Date for the Purchase Price.

                 1.17. "SHARES" shall have the meaning set forth in the Stock Purchase Agreement.

                 1.18. "STOCK PURCHASE AGREEMENT" shall mean that Stock Purchase Agreement between the Company and the Fund dated of even date herewith, and all amendments, modifications and extensions thereto, and restatements thereof, from time to time.

         2.      PUT PROVISIONS:

                 Provided that no Public Offering has previously been consummated, the Fund may deliver a Put Notice to the Company at any time beginning on any Put Date and ending on the thirtieth (30th) day thereafter, and the Company shall purchase the Shares on the Closing Date, for the Purchase Price.

         3.      PURCHASE PRICE:





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                 (a)  CALCULATION OF PURCHASE PRICE:

                      The Purchase Price shall be calculated in one of the following manners, as designated by the Fund:

                      (1) The Opening Day Book Value per share plus Fifteen (15%) percent per annum of the Opening Day Book Value, compounded annually, but annualized and determined monthly with respect to the number of months in the Fiscal Year of the Closing Date; or

                      (2) Book value per share as reflected in, at the option of the Fund, the Financial Statements (i) for the most recent Fiscal Year ending prior to the Put Date, or (ii) the most recent fiscal quarter ending prior to the Put Date; or





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                      (3)     Six (6) times the per share value of the greater
of the following:

                              (i)      Earnings reflected in, at the option
of the Fund, the Financial Statements, (x) for the most recent Fiscal Year ending prior to the Put Date, or (y) the Four (4) most recent fiscal quarters ending prior to the Put Date; or

                              (ii)     The average of Earnings reflected,
at the option of the Fund, in the Financial Statements (x) for the most recent Three (3) full Fiscal Years ending prior to the Put Date, or (y) the Twelve
(12) most recent fiscal quarters ending prior to the Put Date.

                 (b)      ADDITIONAL PURCHASE PRICE:

                          In the event the Purchase Price is determined under
Section 3(a) (1) (2), or (3), and there is a Public Offering within One Hundred Eighty (180) calendar days from August 1, 2006, then the Company shall pay to the Fund the additional sum (if any) equal to (a) the amount by which the per share offering price on the date of the Public Offering exceeds the per share Purchase Price theretofore paid, multiplied by (b) the number of shares purchased by the Company from the Fund.

         4.      COVENANTS:

                 The Company covenants that:

                 (a)      FISCAL YEAR:

                          The Company and its subsidiaries will maintain a
Twelve (12) month Fiscal Year ending on January 31st of each year.

                 (b)      BOOKS AND RECORDS:

                          The Company and its subsidiaries shall keep true
books of record and account in accordance with GAAP and in which full, true and correct entries in accordance with sound accounting practice will be made of all income, expenses, dealings and transactions in relation to their business activities.





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                 (c)      DELIVERY OF FINANCIAL STATEMENTS:

                          The Company shall deliver to the Fund and its
Authorized Agent [as set forth in Section 5(a) hereof], as soon as practicable and in any event within One Hundred Twenty (120) calendar days after the close of each Fiscal Year of the Company commencing with the Fiscal Year ending January 31, 1997, consolidated (with all subsidiaries) audited Financial Statements prepared in accordance with GAAP, all in reasonable detail and with an unqualified opinion expressed by independent public accountants selected by the Company.

                 (d)      DELIVERY OF CALCULATION OF PURCHASE PRICE:

                          Commencing with the Fiscal Year ending January 31,
1997, and each year thereafter, the Company shall deliver to the Fund, together with the Financial Statements required by Section 4 (c) hereof, a calculation as of such Fiscal Year end of the Purchase Price for the alternatives set forth in Section 3 (a) (1), (2) and (3) hereof, which calculations shall be certified as correct by the Chief Financial Officer of the Company.

                 (e)      INDEPENDENT PUBLIC ACCOUNTANTS:

                          The Company will retain independent public
accountants of recognized national or regional standing who shall certify the Financial Statements.

         5.      MISCELLANEOUS.   Except as otherwise provided herein, all
notices, demands and requests that any party is required or elects to give to the other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) Three (3) calendar days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

IF TO FUND:                       Board of Trustees of the Policemen
                                  and Firemen Retirement System of
                                  the City of Detroit





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                          908 City-County Building
                          Detroit, Michigan  48226
                          Attn: Nicholas Degal, Assistant
                                  Administrator Supervisor
                          Telecopy No.: (313) 224-3522

WITH A COPY TO:           Couzens, Lansky, Fealk, Ellis,
                          Roeder & Lazar, P.C.
                          33533 West 12 Mile Road, Suite 150
                          Farmington Hills, Michigan  48331-5645
                          Attn:  Donald A. Wagner, Esq.
                          Telecopy No.: (810) 489-4156

WITH A COPY TO:           Ronald Zajac, Esq.
                          243 W. Fort Street, Suite 480
                          Detroit, Michigan  48226
                          Telecopy No.: (313) 961-6559

WITH A COPY TO
 LENDER'S AUTHORIZED
 AGENT:                   Plante & Moran, L.L.P.
                          27400 Northwestern Highway
                          P.O. Box 307
                          Southfield, Michigan  48034-0307
                          Attn:  Jon Woods
                          Telecopy No.:   (810) 352-0018

IF TO COMPANY:            MCA Financial Corp.
                          23999 Northwestern Highway, Suite 230
                          Southfield, Michigan  48074
                          Attn:  Patrick D. Quinlan, Chairman
                          Telecopy No.:  (810) 358-7507

WITH A COPY TO:           Butzel Long
                          150 West Jefferson, Suite 900
                          Detroit, Michigan  48226-4430
                          Attn:  Justin G. Klimko, Esq.
                          Telecopy No.:  (313)  225-7080

or to such other address as each party may designate for itself by like notice.

         (B)     ENTIRE AGREEMENT.  This Agreement supersedes all





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prior discussions and agreements between the parties with respect to the subject matter hereof, and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

         (c) AMENDMENT. This Agreement may be amended, supplemented or modified only by a written instrument (which may be executed in any number of counterparts) duly executed by or on behalf of the parties.

         (d) WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but not such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by either party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same term or condition of this Agreement on any future occasion.

         (e) NO THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.





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         (f)     NO ASSIGNMENT; BINDING EFFECT.  Neither this Agreement nor any right, interest or obligation hereunder may be assigned or transferred by the Company. Subject to the first sentence of this paragraph, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and permitted assigns. The stock certificate evidencing the Share shall bear a legend to the effect that it is subject to the rights and obligations set forth in this Agreement.

         (g) HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         (h) INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law,
(a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provision of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

         (i) REMEDIES. Except as otherwise expressly provided for herein, no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by either party hereto shall not constitute a waiver by any such party of the right to pursue any other available remedies.

         (j) DAMAGES. Damages in the event of breach of this Agreement by a party hereto would be difficult, if not impossible, to ascertain, and it is therefore agreed that each party hereto, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof and each of the Company and the Fund hereby waives any and all





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defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such person from pursuing any other rights and remedies at law or in equity which such person may have.

                 (k) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, without regard to choice of law principles which may require application of the laws of any other jurdisdiction.

                 (l) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                 (m) TERMINATION. This Agreement shall terminate upon the first to occur of (i) August 31, 2006, unless a Put Notice shall have been previously delivered in accordance with the provisions of this Agreement, or
(ii) the closing date of a Public Offering, or (iii) the Closing Date hereunder.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                                        COMPANY:

                                        MCA Financial Corp.

                                        By:__________________________

                                           Its:______________________

                                        "FUND"

                                        The Board of Trustees of the
                                         Policemen and Firemen
                                         Retirement System of the City
                                         of Detroit

                                        By:__________________________





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                                        Its:______________________


                                                     -and-

                                     By:__________________________

                                        Its:______________________





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